UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2011

NPC International, Inc.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	333-138338 (Commission File Number)	48-0817298 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.             Changes in Control of Registrant.

(b)           Possible Change in Control.  NPC International, Inc. (the “Company”), announced that the Company’s parent company, NPC Acquisition Holdings, LLC (“Parent”), and all of Parent’s equity holders entered into a definitive purchase and sale agreement with a company formed by Olympus Growth Fund V, L.P. (“Olympus”) pursuant to which Olympus will acquire all of the issued and outstanding equity interests in Parent.  The transaction is subject to customary closing conditions, including certain regulatory approvals, and is currently expected to close by December 28, 2011.  The closing of the transaction would result in a change in control of the Company.

Item 7.01.              Regulation FD Disclosure.

On November 7, 2011, the Company issued a press release announcing the entry into the definitive purchase and sale agreement by Parent and all of Parent’s equity holders described under Item 5.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as and when expressly set forth by such specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

99.1	Press Release dated November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date: November 7, 2011

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated November 7, 2011